Exhibit 10.9

ADDENDUM TO

EMPLOYMENT CONTRACT

Between

Y-mAbs Therapeutics A/S

Agern Alle 11

2970 Hørsholm

(the "Employer")

and

Steen Lisby

[***]

(the "Employee")

(collectively the "Parties")

With effect from June 1, 2020, the Employment Contract entered into between the Parties (with previous amendments, the "Employment Contract") shall be amended as follows:

1.	New Position/Work Responsibilities/Salary

The existing clauses 1, 2 and 4.1, first sentence of the Employment Contract are deleted and replaced by the following:

"1. Title, period of employment

1.1.

As of 1 June 2020, the Employee shall be appointed as Senior Vice President & Chief Scientific Officer of the Employer. The Employee shall retain seniority  from the original commencement of his employment as Chief Medical Officer.

2.	Tasks and place of work

2.1

The Employee shall perform such duties as are normally associated with the position as Senior Vice President & Chief Scientific Officer and as the Employer may reasonably require, and shall use his best efforts to carry into effect the directions  of the Employer's Chief Executive Officer (to whom he reports).

2.2	As Senior Vice President & Chief Scientific Officer, the Employee shall be responsible for overseeing the scientific functions of the Employer (including its parent company), including but not limited to basic and applied research projects as well  as the development of new processes, technologies or products and belonging translational and pre-clinical research and early medical strategy up to and including IND filings.

2.3	The place of work shall continue to be in Hørsholm Denmark, but the Employee agrees to travel to and from the Company's parent's laboratories on a regular schedule to be agreed. 11

Salary and Benefits

4.1 As of June 1, 2020, the gross salary shall be DKK 2,003,066  per  year,  payable  monthly in arrears less tax deductions on or around the last banking day of the month."

2.	Additional Clause (take-over protection)

The following shall be added as a new Clause 17 to the Contract:

"17. Termination Upon Change in Control.

17.1 Definitions

"Company" means Y-mAbs Therapeutics, Inc., a Delaware corporation, or any successor.

"Change in Control" shall mean any of the following events: -

i.

An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") other than in a "Non-Control Acquisition" (as defined below) by any "Person" (as the term "person" is used for purposes of Section 13(d) or 14(d) of the US Securities Exchange Act of 1934, as amended, (the "1934 Act")) which results in such Person first attaining "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of fifty-one percent (51%) or more of the combined voting power of the Company's then outstanding Voting Securities. For purposes of the foregoing, a "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Company or (y) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Subsidiary"), or (ii) the Company or any Subsidiary.

ii.

The individuals who, as of January 1, 2020, were members of the Board (the "Incumbent Board") cease for any reason to constitute at least 66 2/3% of the Board; provided, however, that if the election, or a nomination  for  election  by the Company's shareholders, of any new director was approved by a vote of at least 66 2/3% of the Incumbent  Board, such  new  director  shall be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the  1934  Act)  or other actual or threatened solicitation of the proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to  avoid or settle any Election  Contest or Proxy  Contest;

or

iii.

The consummation of a transaction approved by the Company's shareholders and involving: (1) a merger, consolidation or reorganization in which the Company is a constituent corporation, unless (i) the shareholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least sixty-six and two-thirds percent (66-2/3%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation or reorganization, (ii) theindividuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least 66 2/3% of the members of the board of directors of the Surviving Corporation, and (iii) no Person other than (w) the Company, (x) any Subsidiary, (y) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary, or (z) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of fifty-one percent (51%) or more of the then outstanding Voting Securities, has Beneficial Ownership of fifty-one percent (51%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities (a transaction described in clauses (i) and (ii) shall herein be referred to as a "Non-Control Transaction"); (2) a complete liquidation or dissolution of the Company; or (3) an agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

iv.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because the level of Beneficial Ownership held by any Person (the "Subject Person") exceeds the designated percentage threshold of the outstanding Voting Securities as a result of a repurchase or other acquisition of Voting Securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall occur.

17.2.	Right to terminate.

The Employee shall have the right to terminate this Employment Contract, for any reason, on one (1) month's written notice to the end of a month to the Employer in the event of a Change in Control; provided, however, that such termination right must be exercised by the Employee within twelve (12) months following such Change in Control.

17.3.	Benefits.

In the event this Employment Contract is terminated (a) by the Employee pursuant to Clause 17.2 for any reason, or (b) by the Employer within twelve (12) months following a Change in Control unless such termination is caused by a material breach by the Employee of the terms of employment, then (for both (a) and (b)) the Employer shall provide the Employee the following benefits:

i.

Amount: In addition to all compensation for services rendered by Employee to the Employer up to the effective date of termination and any other claims for compensation that may exist, the Employer shall pay to Employee, no later than the effective date of termination, a single lump-sum payment in an amount equal to (i) six (6) times Employee's highest monthly base compensation paid hereunder during the preceding twelve (12) month period, plus (ii) the Employee's annual bonus received by the Employee during the preceding year.

ii.

Acceleration of Options: All of the Employee's outstanding options and/or equity awards shall become fully and immediately vested to the extent not already so provided under the terms of such options and equity awards."

(For clarity it is noted that the Employer's notice period remains 12 months as specified in Clause 7.3 of the Employment Contract).

3.	Misc.

3.1	Clause 4.6 of the Employment Contract is no longer in force and shall be deleted.

3.2Apart from the changes specifically set forth above, all terms and conditions of the Employment Contract (as previously amended) remain in full force and effect.

3.3This addendum to the Employment Contract shall be signed by both Parties, and the original shall be kept by the Employer. The Employee shall receive a duplicate copy hereof.

Date: 15 May 2020	Date: 15 May 2020

Y-mAbs Therapeutics A/S	The Employee

/s/ CLAUS MØLLER	/s/ STEEN LISBY
Claus Møller, CEO	Steen Lisby